UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 13, 2006

                               INDIGO-ENERGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            NEVADA                         2-75313               84-0871427
(State or other jurisdiction of    (Commission File Number)    (IRS Employee
 incorporation or organization)                              Identification No.)


11350 RANDOM HILLS ROAD, SUITE 800, FAIRFAX, VIRGINIA                   22030
      (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:     (703) 385-8880


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 13, 2006, the Company approved the issuance of 45,530,782 shares of restricted common stock, which equates to 25% of the 182,123,127 issued and outstanding shares according to the March 13, 2006 shareholders registry from Affiliated Stock Transfer Company, to Fairhills Capital for consulting services rendered under a Strategic Partnership Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On April 20, 2006, the Company approved the issuance of 6,250,000 shares of restricted Series A Convertible Super Preferred Stock, which equates to 25% of the 25,000,000 designated Super Preferred shares, to Fairhills Capital for consulting services rendered under a Strategic Partnership Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(a)   Financial Statements of Business Acquired.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits.

      Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                           INDIGO-ENERGY, INC.

                           By:  /s/ David Larson
                                ----------------
                                DAVID LARSON
                                President and Chief Executive Officer

Dated: April 21, 2006